UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

DECEMBER 7, 2005

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 675 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Employment of Alan Greenstein as Senior Vice President and Chief Financial Officer

Nevada Gold & Casinos, Inc. (the “Company”) issued a press release on December 7, 2005 announcing the hiring of Alan Jay Greenstein, 46, as its Senior Vice President and Chief Financial Officer, effective immediately. A copy of the press release issued by the Company announcing Mr. Greenstein’s appointment is attached hereto as Exhibit 99.1. The material terms of Mr. Greenstein's employment agreement with the Company are as follows:

Mr. Greenstein's agreement is effective December 7, 2005, and he will report to work no later than December 15, 2005. The initial term of the agreement is from December 15, 2005 through December 14, 2010. Mr. Greenstein's initial base salary is $225,000.

Mr. Greenstein will participate in an annual bonus program to be developed that will provide the opportunity for an annual bonus based upon achievement of financial and strategic goals to be established each year. The bonus potential ranges from 40% of his then-current annual salary for achieving 95% of the target plan to 100% of his then-current salary if 125% of the target plan is achieved. Mr. Greenstein also is granted an option to purchase 50,000 shares of stock in the Company, at an exercise price equal to the fair market value of the stock determined as of the date of the agreement. Of that grant, 10,000 shares immediately vest and the remaining 40,000 shares vest at a rate of 10,000 per year on each anniversary date of the agreement, if Mr. Greenstein is still employed on such date. The options expire on the fifth anniversary date of the Employment Agreement and are subject to the terms and conditions of the Company's stock option plan. Mr. Greenstein will also receive certain benefits related his relocation, including reimbursement of the consequential costs of selling his current home and moving to his new home, as well as receiving temporary housing for a period of six-months.

The agreement provides for termination by the Company without Cause or by Mr. Greenstein in the event of a Change of Control. In either case, Mr. Greenstein will be paid the total salary, annual bonus, vacation and fringe benefits remaining during the term. In addition, any stock options granted but not vested immediately become vested. If the Company terminates Mr. Greenstein's employment for Cause, the agreement provides for a payment of only salary, vacation, and fringe benefits through the date of termination, and any unvested stock options are forfeited. Finally, the agreement contains provisions protecting the Company's confidential information and precluding Mr. Greenstein from competing with the Company for a period of one year following the termination of his employment.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

99.1 Press Release dated December 7, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: December 9, 2005	By:	/s/ H. Thomas Winn
H. Thomas Winn
Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit
99.1	Press Release dated December 7, 2005

End of Filing